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                            COMMON STOCK
NUMBER ___                                          ___ SHARES
                        NORTHFIELD BANCORP, INC.
                           BALTIMORE, MARYLAND

         Incorporated under the laws of the State of Maryland

                                               CUSIP 666114 10 3
This certifies that


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE
$0.01 PER SHARE, OF

Northfield Bancorp, Inc. (the "Corporation"), a Maryland corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate property endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

/s/ J. Thomas Hoffman                      /s/ G. Ronald Jobson
____________________________               _____________________
J. Thomas Hoffman                           G. Ronald Jobson
Secretary                                   President and Chief
                                            Executive Officer

Countersigned and Registered:


                            By:  /s/ REGISTRAR AND TRANSFER
                                       COMPANY (CRANFORD, NJ)
                                 _____________________________
                                 Transfer Agent and Registrar

                                _____________________________
                                 Authorized Signature

                      [CORPORATE SEAL]
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     The shares represented by this certificate are issued
subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

     The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made in writing to the Secretary of the Corporation.

     The Corporation's Articles of Incorporation include a provision which prohibits any person from directly or indirectly acquiring or offering to acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors of the Corporation, as defined in Article XIV of the Articles of Incorporation. This provision does not apply to the purchase of shares by underwriters in connection with a public offering, the granting of proxies to certain directors of the Corporation by stockholders of the Corporation or the acquisition of shares by an employee benefit plan of the Corporation or a subsidiary.
Such provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the effective date of completion of the conversion of Northfield Federal Savings, Baltimore, Maryland (the "Association") from mutual to stock form. The Articles of Incorporation also impose certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of the Association from mutual to stock form. The Corporation will furnish without charge to each stockholder who so requests additional information with respect to such restrictions. Such request may be made in writing to the Secretary of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -     as tenants in common
TEN ENT -     as tenants by the entireties
JT TEN  -     as joint tenants with right of survivorship and not
              as tenants in common
UNIF TRANSFER MIN ACT - ..........Custodian.......... under
                          (Cust)              (Minor)
Uniform Transfers to Minors Act.......................
                                       (State)
     Additional abbreviations may also be used though not in the above list.

     For value received, _______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
 ________________________________
/_______________________________/
_________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE)
_________________________________________________________________
__________________________________________________________ Shares
of the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the said shares on the books of the Corporation, with full power of substitution.
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Dated _______________________     _____________________________
                                  Signature
                                  _____________________________
                                  Signature

                ___________________________
                NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST
                CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S)
                AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN
                EVERY PARTICULAR, WITHOUT ALTERATION OR
                ENLARGEMENT OR ANY CHANGE WHATEVER.


SIGNATURE(S) GUARANTEED:  ___________________________
                          THE SIGNATURE(S) SHOULD BE GUARANTEED
                          BY AN ELIGIBLE GUARANTOR INSTITUTION
                          (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                          ASSOCIATIONS AND CREDIT UNIONS WITH
                          MEMBERSHIP IN AN APPROVED SIGNATURE
                          GUARANTEE MEDALLION PROGRAM), PURSUANT
                          TO S.E.C. RULE 17Ad-15.